ADDENDUM #1 TO LICENSE AND RESEARCH FUNDING AGREEMENT dated Dec. 14th, 2016
This addendum effective as of Dec. 13, 2017
("the Addendum")

Qrons Inc. (formerly BioLabMart Inc.), (" Qrons") and Ariel Scientific Innovations Ltd. (formerly Ariel University R&D Co., Ltd.), ("Ariel") (collectively the "Parties")
Whereas, the Parties have entered into a Licenses and Research Funding Agreement (the "Agreement") dated as of December 14, 2016, and;
Whereas, as part of the consideration given by Qrons, under Paragraph 7.3 of the Agreement, Ariel received a Warrant (the "Warrant") that is exercisable into 4% of the Company's issued and outstanding shares upon the occurrence of an "Exit Event", all as set in the Agreement; and;
Whereas, Qrons had its Registration Statement declared effective by the United States Securities and Exchange Commission and further having had its stock approved for quotation by FINRA; and:
Whereas, The Parties have reached an agreement regarding a partial exercise of the Warrant, as agreed herein;
Now therefore, the Parties have agreed as follows:
1.	The preamble to this Addendum shall form an integral part thereof.
2.
The Parties agree that an Exit Event has not yet occurred, but it is agreed that Ariel shall have the right to exercise the Warrant partially by execution this Addendum. The partial exercise of the Warrant shall be at a rate of 1% of the issued and outstanding share capital of Qrons and Ariel shall be issued shares representing 1% of the outstanding share capital of Qrons, for no consideration, immediately after the execution of this Addendum ("the Partial Shares").

3.
 Ariel's right to the remaining part of the Warrant, namely 3% of the issued and outstanding share capital of Qrons at the date the balance of the Warrant is exercised, shall remain valid and in full force and shall be exercised per the terms of the Agreement.

4.
 It is agreed that Ariel shall not have the right to request a demand registration until the balance of the Warrant (namely the right to the additional 3% shares) is exercised. Upon initiation of such demand, as per the terms of the Agreement,  by Ariel, after the 3% balance of the Warrant is exercised, Qrons shall include in such registration statement the shares issued per the exercise of the balance of the Warrant (3%) and any of the Partial Shares not sold by Ariel.

5.	All other terms of the Agreement shall remain in full force and effect.
In witness whereof:
/s/Jonah Meer                                                  /s/Larry Loev
Qrons Inc.                                                                             Ariel Scientific Innovations, Ltd
by: Jonah Meer, its CEO                                                      by: Larry Loev  its CEO